Exhibit 10.29

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

AMENDMENT N°3
(REF. AXENS: CVN24001-CT22322-03, REF. IFPEN: 2020-0085 AMENDMENT 3)
TO THE JOINT DEVELOPMENT COOPERATION AND COMMERCIALIZATION AGREEMENT
FOR THE CHEMICAL RECYCLING OF POLYETHYLENE TEREPHTALATE (PET)
(REF. AXENS: dgs20001-CT22322, REF. IFPEN: 2020-0085)

This amendment n° 3 (the “Amendment n°3”) is made effective as of 20th of December 2023:

BETWEEN:

(1)            JEPLAN, a company registered under the laws of Japan, whose registered office is located at 12-2 Ogimachi, Kawasaki-ku, Kwasaki-city, Kanagawa, 210-0867, Japan, Japan, duly represented by Mr. Masaki Takao, fully empowered, hereinafter referred to as “JEPLAN”, and

(2)            IFP Energies nouvelles, a French public industrial and commercial establishment, whose registered office is located at 1-4 avenue du Bois-Preau, 92500 Rueil-Malmaison, France, registered at the Nanterre Trade and Companies Register under the number 775 729 155, duly represented by Mr. Pierre-Frank CHEVET, acting as President, duly empowered, hereinafter referred to as “IFPEN”, and

(3)            Axens, a company organized under the laws of France, whose registered office is located at 89 Boulevard Franklin Roosevelt, 92500 Rueil-Malmaison, France, registered at the Nanterre Trade and Companies Register under the number 599 815 073 France, represented by Mr. Jean SENTENAC, acting as Chairman and CEO, duly empowered, hereinafter referred to as “Axens”.

JEPLAN, IFPEN and Axens are hereinafter collectively referred to as the “Parties” or individually as the “Party”.

WHEREAS:

(A)            The Parties signed a joint development and commercial cooperation agreement with an effective date on June 30th, 2020 for the chemical recycling of Polyethylene Terephtalate (PET); which was amended by an Amendment 1 signed on August 29, 2022 and an Amendment 2 signed on December 8th, 2023 (hereinafter together the “JDCCA” or the “Agreement” ) and

(B)            JEPLAN and Axens proceeded to the construction of the KHP Demo Plant and made the balance of the CAPEX expenditures spent by the Parties for the modifications of KHP Demo; and

(C)            Consequently, for the reasons exposed above, the Parties agree by this Amendment n°3 to amend by recording such expenses and modifying the JDCCA accordingly.

Ref. AXENS: CVN24001-CT22322-03 REF. IFPEN: 2020-0085 AMENDMENT 3	1/5

NOW THEREFORE, in consideration of the premises, the Parties agree as follows:

Article 1 - Modifications of Schedule the JDCCA

1.1            The Parties mutually agree to delete and replace the first paragraph of the Article 6.1 of the JDCCA by a new paragraph as follows:

“6.1 Sharing of the costs of the Project

The Parties will share the costs (CAPEX, OPEX) relating to the performance of the Work within the Project, as detailed in the New Schedule C, with the corresponding cost sharing.”

1.2            Taking into account the last CAPEX expenses as recorded by the Parties during the Steering Committee meeting of October 23rd , 2023 results to a total CAPEX of 17.65M million Euros. The Parties mutually agree to delete and replace the Article 6.2 of the JDCCA by a new paragraph as follows:

“6.2 Sharing principles for the CAPEX for the Project

JEPLAN and Axens have funded the modifications of KHP Demo Plant described in the New Schedule A in Amendment 1 with the following contributions:

-      Axens has spent twelve million Euros (12,000,000 €). According to the Amendment 2 with an effective date at August 1st, 2022 and Sales agreement for module A with an effective date of February lst, 2023, Axens has recovered two million one hundred and fifty thousand Euros (2,150,000 €) from JEPLAN. Axens capex contribution for the Project is nine million eight hundred and fifty thousand Euros (9,850,000 €), hereinafter “Axens Capex Contribution” in accordance with the Project requirements.

-      [**]

-      JEPLAN spent seven million eight hundred thousand Euros (7,800,000 €), hereinafter “JEPLAN Capex Contribution” in accordance with the Project requirements (such amount is including an upfront of six million eight hundred thousand Euros (6,800,000 €) at the date of signature of this Agreement (as specified below) and additional cash contribution of JEPLAN of one million Euros (1,000,000 €) for the performance of the Project.

-      Such amount includes the price of Module A which property will be transferred from Axens to JEPLAN after payment of Module A. Axens will pay import duty to Japan. Axens will invoice JEPLAN the price of such module A as described in the New Schedule A which amounts to two million one hundred and fifty thousand Euros (2,150,000 €) plus VAT to be charged on the equipment transferred from Axens to JEPLAN at VAT prevailing rate in Japan. JEPLAN shall pay such invoice within [**] days after issuance of the Axens’ invoice. JEPLAN will be in charge to recover such VAT from Japanese authorities according to Japan Tax regulations. The two parties have reciprocal receivables for an amount exclusive of VAT of 2,150,000 € (each), as follows:

-      Sale of Module A from Axens to JEPLAN, the invoice has to be paid by JEPLAN to Axens

-      Upfront payment according to the framework to be paid by Axens to JEPLAN (no invoice to be issued, only booked for on Framework agreement basis).

These reciprocal receivables are certain, liquid and due. Both parties have agreed to use compensation of payment mechanism of their mutual receivables, only VAT charged on the invoice for the sale of Module A has to be paid by wire transfer by JEPLAN to Axens.

In order to reach the targeted 50/50 cost sharing principle of the Agreement each party should have spent 8 825 000 € (=17 650 000/2).

•	Axens has spent 9,850,000 - 8,825,000 = +1,025,000 € over the 50/50 commitment.

•	JEPLAN has spent 7,800,000 - 8,825,000 = -1,025,000 € below the 50/50 commitment.

-      These calculations leads to an extra expenses balance amount (“ Expenses Balance Amount “) by Axens of one million twenty-five thousand Euros (1,025,000 €) to reach the targeted 50/50 cost sharing.

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Ref. AXENS: CVN24001-CT22322-03 REF. IFPEN: 2020-0085 AMENDMENT 3	2/5

-      Axens will invoice JEPLAN the Expenses Balance Amount at the date of signature of this Amendment 3. JEPLAN shall pay such invoice within [**] days after [**]. Such payments will be treated by a compensation of payment mechanism between payment of [**] by Axens to JEPLAN and invoice of Axens to JEPLAN for Expenses Balance Amount.

-      Considering Additional costs of one hundred and fifteen thousand Euros (115 000 €), paid by JEPLAN for [**], Axens has agreed to cover at 100% apart from the 50/50 cost sharing principles, such costs will be deducted from the Retained Amount as calculated below.

1.3            The Parties mutually agree to delete and replace the Article 13.3.2 of the JDCCA by a new paragraph as follows:

“13.3.2 Upfront for JEPLAN

The Parties hereby agree that the amount of upfront payment (the “ Upfront Payment” ) of future revenue which may arise from future licensing revenue of the Process and/or the Intermediate Process, to be paid to JEPLAN in the framework of this Agreement, is fixed to six million eight hundred thousand Euros including taxes (6,800,000 €).

The payment of the Upfront Payment has been or will be paid according to the new instalments below:

-      40% of the original upfront upon signature of the Agreement by all Parties corresponding to one million six hundred eighty thousand euros (1680000 €) that have already been paid by Axens to JEPLAN.

-      40% of the original upfront upon Go Decision at the end of the FEED corresponding to one million six hundred eighty thousand euros (1680000 €) that have that have already been paid by Axens to JEPLAN.

-      One million euros (1 000 000 €) at when setting of the purchases order related to Module foundation work as specified in the [**] scope of work that have already been paid by Axens to JEPLAN.

-      Two million one hundred and fifty thousand Euros (2,150,000 €) at the signature of the Module A Sales Agreement for the ownership transfer from Axens to JEPLAN for module A.

-      The remaining part of the upfront to cover JEPLAN Capex expenses, meaning two hundred and ninety thousand Euros (290,000 €) as per last revision of schedule C (here attached) to be paid by Axens to JEPLAN at the signature of this Amendment n°3. This payment takes into account [**]. In case [**], no extra amount can be claimed as CAPEX expenses to be recorded under the Project by Axens or JEPLAN and be subject to 50/50 sharing principle.

-      To re-equilibrate the CAPEX expenses of the project an additional Upfront of [**] Euros ([**] €), equal to Expense Balance Amount shall be paid by Axens to JEPLAN at the signature of this amendment 3 and then paid back to Axens as specified above.

Any future licensing revenue of the Process and/or the Intermediate Process owed to JEPLAN as defined in Article 13.3.5 below, will be retained by Axens until an amount (the “Retained Amount” ) of seven millions seven hundred and ten thousand million Euros (7 710 000 €) corresponding to the final total amount of the Upfront Payment paid by Axens to JEPLAN (meaning seven million eight hundred twenty five thousand Euros (7,825,000 €) (including Expenses Balances Amount (1,025,000 €)) minus one hundred and fifteen thousand Euros (115 000 € corresponding to punch list A items identified at Axens cost) is reached .

Once the Work is completed, the final OPEX expenses will be assessed by the Parties, including the potential extra OPEX of each Party. Based on this assessment and the 50/50 OPEX expenses sharing principle, the Retained Amount will be adjusted.

Example: [**].

In case no licensing revenue arises from the Commercialization activity of Axens for the Process and/or the Intermediate Process, or in case this licensing revenue is not sufficient to allow Axens to recover its Upfront Payment, then Axens will not be entitled to claim any reimbursement of all or part of the Upfront Payment, except in some cases of termination as per article 15.8.”

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Ref. AXENS: CVN24001-CT22322-03 REF. IFPEN: 2020-0085 AMENDMENT 3	3/5

Article 2 - Miscellaneous

2.1            The contractual terms and conditions of the Agreement not modified by this Amendment n°3 remain in full force and effect.

2.2            This Amendment n°3 shall take effect as the date first set forth above.

2.3            The Parties expressly agree that this Amendment n°3 may be signed by the legal representatives of each Party or their proxies thereof, by hand or by using an electronic signature (Docusign). Irrespective of the method chosen by the Parties for the signing of this Amendment n°3, the Parties expressly agree that all the copies of the Amendment n°3 (in hard copy or electronic format, on paper - signed by hand or electronically) have the same force of evidence and that signature electronic method is as conclusive of the Parties’ intention to be bound by this Amendment n°3 as if signed by each Party’s handwritten signature.

IN WITNESS WHEREOF, the Parties have caused this Amendment n°3 to be executed by their respective authorised representatives.

For JEPLAN		For IFP Energies Nouvelles

/s/ MASAKI TAKAO		/s/ Pierre-Franck Chevet

Name:	MASAKI TAKAO	Name:	Pierre-Franck Chevet

Title:	CEO	Title :	chairman and CEO

Date	22 January 2024 | 10:28 PM CET	Date	22 janvier 2024 | 10:42 AM CET

For AXENS

/s/ Jean Sentenac

Name: Jean Sentenac

Title: Chairman & CEO

Date	17 janvier 2024 | 5:01 PM CET

/s/ Stephane Fedou

Name:	Stephane Fedou

Title:	Plastic Circular Economy Director

Date	17 janvier 2024 | 4:56 PM CET

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Ref. AXENS: CVN24001-CT22322-03 REF. IFPEN: 2020-0085 AMENDMENT 3	4/5

SCHEDULE C

Costs Estimate and Sharing

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Ref. AXENS: CVN24001-CT22322-03 REF. IFPEN: 2020-0085 AMENDMENT 3	5/5